UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

URS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure included in response to Item 5.03 below is incorporated by reference in response to this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws as Amended and Restated on September 5, 2008.  Our Board of Directors has adopted revised Bylaws, as amended and restated on September 5, 2008 (the “Bylaws”).  The amendments were effective upon adoption by our Board of Directors.  Among the key changes to our Bylaws are the following amendments:

•
Indemnification.  The prior bylaws provided for mandatory indemnification and advancement of expenses for all directors, officers, employees and agents.  The new Bylaws provide for mandatory indemnification, to the maximum extent not prohibited under Delaware or other law (subject to modification by contract), only to directors and executive officers, while indemnification of all other officers, employees and agents is permissive.  Under the new Bylaws, the corporation is not required to indemnify any director or executive officer in connection with any proceeding initiated by that person except under specified circumstances.  The new Bylaws also require advancement of expenses to directors and executive officers upon an undertaking by the officer or director to repay if it is ultimately determined in a final adjudication that he or she is not entitled to indemnity; however, the new Bylaws prohibit advancement to an executive officer (who is not a director) if there is clear and convincing evidence showing that the person acted in bad faith or in a manner he or she believed not in best interests of the corporation.  In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses, the new Bylaws impose upon the corporation the burden of proving that the director or officer is not entitled to be indemnified or to advancement of expenses.  Rights to indemnification under the new Bylaws are non-exclusive, provide certain survival rights and are deemed to be contractual rights.

•
Advance notice of nominations and stockholder proposals. The new Bylaws contain more detailed requirements relating to advance notice of stockholder nominations and proposals, including  mandating that the required notice provide information regarding the reasons for, and material interest in, the proposal, the proponents’ derivative, hedging and other complex transactions, borrowing of shares, agreements, understandings and other arrangements regarding the proposal or nomination and other complex transactions, among other things, as well as  information about controlling persons and those acting in concert. Additional information is also required for stockholder nominees for director, including requirement that the nominee provide a completed questionnaire and make various representations.  These provisions are generally applicable in the context of annual or special meetings.

•
Chairman/CEO/lead independent director.  The prior bylaws designated the chairman of the board as a corporate officer, but did not include any provision designating a CEO or lead independent director.  The new Bylaws designate the CEO as a corporate officer, designate the chairman and lead independent director as board (not corporate officer) positions and describe the responsibilities of these offices and the responsibilities of the chairman and lead independent director as they relate to the board of directors generally.

•	Adjournment of stockholder meetings. The prior bylaws permitted the stockholders to adjourn if there were no quorum. The new Bylaws permit adjournment by the chairman or the stockholders.

•
Board committees.  The new Bylaws include a provision of the Delaware General Corporation Law (“DGCL”) relating to committees of the Board that applies to companies formed in 1996 and thereafter.  The newer provision liberalizes the procedures for creating committees and increases the powers that may be delegated to committees. The prior bylaws followed the pre-1996 provision.

•	Bylaw amendments. The prior bylaws could be amended by the Board or by a majority of the stockholders. The new Bylaws increase the stockholder vote requirement for Bylaw amendments to a 2/3 vote.

•	Electronic communications. A number of provisions throughout the new Bylaws permit the use of electronic communications, which were not permitted under the prior bylaws.

•
Updates in compliance with DGCL.  The new Bylaws update various provisions of the prior bylaws in compliance with the DGCL.  For example, the new Bylaws require that a record date be set and that notice of stockholder meetings be given between 10 and 60 days prior to the meeting.  The prior bylaws required notice between 10 and 50 days prior to the meeting and required that the record date be set between 10 and 60 days prior to the meeting and not more than 50 days prior to any other action. The new Bylaws also add several provisions on subjects on which the prior bylaws were silent, including organization of Board and stockholder meetings, Board committee meetings, director resignations and  removal, delegation of authority by the Board, officer resignations,  loans to officers, execution of certain securities and  joint owners of stock.  The new Bylaws delete provision in prior bylaws related to annual report requirement.

Various other key provisions of the existing bylaws, such as provisions requiring a majority vote for directors, allowing a specified percentage of stockholders to request the call of special meetings of stockholders and right of stockholders to act by written consent, have been retained in substance in the new Bylaws.

The foregoing description of our new Bylaws is qualified in its entirety by reference to our Bylaws, as amended and restated on September 5, 2008, a copy of which is attached hereto as Exhibit 3.02 and incorporated by reference into this Item 5.03.

Restated Certificate.  On September 5, 2008, our Board of Directors adopted our Restated Certificate of Incorporation, which integrates and restates, but does not amend, the provisions of our Certificate of Incorporation as previously amended.  The restatement of our Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on September 9, 2008.  A copy of our Restated Certificate of Incorporation is attached hereto as Exhibit 3.01 and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(c)                   Exhibits

3.01	Restated Certificate of Incorporation of URS Corporation, as filed with the Secretary of State of the State of Delaware on September 9, 2008.
3.02(a)	Bylaws of URS Corporation, as amended and restated on September 5, 2008.
3.02(b)	Bylaws of URS Corporation, as amended and restated on September 5, 2008 - marked version.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: September 10, 2008	By:	/s/ Joseph Masters
Joseph Masters
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.01	Restated Certificate of Incorporation of URS Corporation, as filed with the Secretary of State of the State of Delaware on September 9, 2008.

3.02(a)	Bylaws of URS Corporation, as amended and restated on September 5, 2008.

3.02(b)	Bylaws of URS Corporation, as amended and restated on September 5, 2008 - marked version.